Exhibit 99.3

Restat, LLC

Unaudited Interim Financial Statements

For the Nine Months ended September 30, 2013 and 2012

Restat, LLC

September 30, 2013

RESTAT, LLC
BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash	$516	$1,089
Restricted cash	11,269	32,455
Accounts receivable, net of allowance for doubtful accounts of $67,000 ($163,000 - 2012)	16,565,842	12,641,672
Rebates receivable	—	1,175,934
Prepaid expenses	382,339	1,050,735
Total current assets	16,959,966	14,901,885
Property and equipment, net of accumulated depreciation of $11,718,000 ($11,206,000 - 2012)	1,263,433	1,734,698
Due from the F. Dohmen Co.	68,685,664	27,764,724
Total assets	$86,909,063	$44,401,307

LIABILITIES AND INVESTED EQUITY
Current liabilities:
Accounts payable	$1,053,387	$1,076,557
Claims payable	16,913,246	16,673,568
Rebates payable	16,524,586	17,500,726
Other current liabilities	7,415,817	7,712,167
Total current liabilities	41,907,036	42,963,018
Other long-term liabilities	403,642	438,289
Total liabilities	42,310,678	43,401,307
Commitments and contingencies (Note 4)
The F. Dohmen Co.’s invested equity	44,598,385	1,000,000
Total liabilities and invested equity	$86,909,063	$44,401,307

See accompanying notes to the unaudited interim financial statements.

RESTAT, LLC
STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2013	2012
	(unaudited)

Revenue:	$70,578,113	$59,867,702

Expenses:
Guaranteed customer rebates	8,507,723	8,988,529
Selling, general and administrative	17,876,476	16,031,216
Depreciation expense	512,033	1,673,316
Total expenses	26,896,232	26,693,061

Income from operations	43,681,881	33,174,641
Other income (expense)	(79,476)	109,852
Income before income taxes	43,602,404	33,284,493
Provision for income taxes	4,019	21,580
Net income	$43,598,385	$33,262,913

See accompanying notes to the unaudited interim financial statements.

RESTAT, LLC
STATEMENTS OF THE F. DOHMEN CO.'s INVESTED EQUITY

	September 30
	2013	2012
	(unaudited)
Beginning balance	$1,000,000	$1,000,000
Net income	43,598,385	33,262,913
Ending balance	$44,598,385	$34,262,913

See accompanying notes to the unaudited interim financial statements.

RESTAT, LLC
STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
Cash flows from operating activities:
Net income	$43,598,385	$33,262,913
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	512,033	1,673,316
Loss on sale/disposal of assets	164,449	460
Changes in assets and liabilities:
Accounts receivable	(3,924,170)	(2,094,093)
Rebates receivable	1,175,934	6,688,147
Accounts payables	(23,169)	345,520
Claims payable	239,678	3,684,805
Rebates payable	(976,140)	1,445,890
Other assets and liabilities	337,400	5,679,128
Net cash provided by operating activities	41,104,399	50,686,086
Cash flows from investing activities:
Capital expenditures	(205,218)	(499,108)
Changes in restricted cash	21,186	(65,864)
Net cash used in investing activities	(184,032)	(564,972)
Cash flows from financing activities:
Net advances to The F. Dohmen Co.	(40,920,940)	(50,481,504)
Net transfers from The F. Dohmen Co.	—	359,947
Net cash used in financing activities	(40,920,940)	(50,121,557)
Decrease in cash	(573)	(443)
Cash at the beginning of period	1,089	1,058
Cash at the end of period	$516	$615

See accompanying notes to the unaudited financial statements.

Restat, LLC
Notes to the Unaudited Interim Financial Statements

1.	Description of Business

Restat, LLC, (the "Company"), a wholly owned subsidiary of the F. Dohmen Co. ("Dohmen"), is a Wisconsin-based Prescription Benefit Manager (PBM). The Company provides cost-effective prescription benefits services, including:

•	Prescription claim services for employers, managed healthcare plans, workers’ compensation plans, HMOs, insurance companies, government plans and unions.

•	A nationwide network of participating pharmacies. The pharmacy networks are designed to provide members convenient access to chain and independent pharmacies in their area at competitive prices.

•	Mail service prescription delivery.

•	Clinical recommendations for cost effective drug therapies including generic and therapeutic equivalent substitutions.

Dohmen is an S corporation and has elected to treat the Company as a disregarded entity, meaning that for federal income tax purposes, the Company is not recognized as an entity separate from its owner. The income of the Company is included in the income tax return of Dohmen and the Company is not joint and severally liable for the current and deferred income taxes of its owner. As such, the Company has not recognized an allocation of current and deferred income taxes in the accompanying financial statements. Certain states may not recognize the federal election to treat the company as a disregarded entity. To the extent the Company is legally responsible for filing a tax return, a provision for income taxes has been recognized in the accompanying financial statements. States that do not recognize the federal election include Texas and California. The accompanying balance sheets do not include deferred tax assets or liabilities or unrecognized tax benefits related to tax positions related to the Company as they are the legal responsibility of the owner. Deferred tax assets or liabilities associated with Texas and California are also excluded from the accompanying balance sheets, as such amounts are not material.

2. Basis of Presentation

Basis of presentation:

The unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) to present the financial position, results of operations, and cash flows of the Company. Certain information and footnote disclosures normally included in the interim financial statements prepared in accordance with U.S. GAAP have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). The balance sheet at December 31, 2012 has been derived from the audited financial statements of the Company at that date but does not include all of the disclosures required by U.S. GAAP to be included in the annual financial statements and should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2012 and its accompanying notes included in the Current Report on Form 8-K/A filed by Catamaran Corporation ("Catamaran") with the SEC on November 29, 2013. The financial information included herein reflects all adjustments (consisting only of normal recurring adjustments), which, in the opinion of management, are necessary for a fair presentation of the results for the periods presented. Certain reclassifications have been made to conform the prior year's consolidated financial statements to the current year's presentation. The results of operations for the nine month period ended September 30, 2013 are not necessarily indicative of the results to be expected for the full year ending December 31, 2013.

Use of Estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. Related Party Transactions

Dohmen provides certain services to the Company, including corporate oversight, legal, tax, treasury, information technology and human resources. Allocations for expenses incurred by Dohmen directly on the Company’s behalf are billed based on estimated usage and are included in selling, general and administrative expenses in the accompanying statements of operations. Total costs billed to the Company by Dohmen were approximately $71,000 and $194,000 for the nine months ended September 30, 2013 and 2012, respectively.

Restat, LLC
Notes to the Unaudited Interim Financial Statements (continued)

Payments made by the Company for accounts payable and claims payable are funded by Dohmen as they are presented to the bank under a controlled-disbursement arrangement. Cash generated by the Company is transferred to Dohmen on a daily basis to the extent it exceeds daily cash needs. Cash is transferred to the Company from Dohmen when daily cash needs of the Company exceed daily cash collections. The net of this activity over the course of the year less amounts transferred to Dohmen during the year is reflected in the accompanying balance sheets. For the nine months ended September 30, 2013 and 2012, net transfers to Dohmen were approximately $40,921,000 and $50,482,000, respectively.

In connection with an intercompany loan agreement, the Company recorded approximately $91,000 and $80,000 of intercompany interest income from Dohmen for the nine months ended September 30, 2013 and 2012, respectively.

4. Commitments and Contingencies

The Company is periodically involved in various claims and legal actions arising out of the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial statements.

5. Concentration of Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of accounts receivable. The Company routinely assesses the financial strength of its customers and as a consequence, believes its accounts receivable credit risk exposure is limited.

During the nine months ended September 30, 2013 and 2012, the Company had one significant client representing 27% and 31% of revenue, respectively.

Amounts recorded as rebates receivable are due entirely from one entity.

6. Subsequent Events

Restat, LLC Acquisition

On October 1, 2013, the Company's sole member, Dohmen, sold all of the outstanding limited liability company interests of the Company to a wholly-owned subsidiary of Catamaran, in exchange for a purchase price of $409.5 million in cash subject to certain customary post-closing adjustments. The sale was pursuant to that certain Membership Interest Purchase Agreement (the "Purchase Agreement"), dated as of July 31, 2013, by and between Catamaran LLC and Dohmen. As a result of the acquisition by Catamaran, the Company became an indirect, wholly-owned subsidiary of Catamaran.